Exhibit 12.1

                Computation of Ratio of Earnings to Fixed Charges
                             and Preferred Dividends
                              (Dollars in millions)


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
                                                                                             Successor
                                                                                           ------------
                                                                                           Three months
                                                                                               ended
                                                                                             March 31,
                                                                                                2004
                                                                                                ----
Pretax income from operations:
  Net income...........................................................................        $ 72.8
  Add income tax expense...............................................................          39.6
                                                                                               ------

     Pretax income from operations.....................................................         112.4
                                                                                               ------

Add fixed charges:
  Interest expense.....................................................................          27.8
  Interest expense on investment borrowings............................................           1.3
  Interest added to policyholder account balances .....................................         104.1
  Portion of rental (a)................................................................           3.2
                                                                                               ------

     Fixed charges.....................................................................         136.4
                                                                                               ------

     Adjusted earnings.................................................................        $248.8
                                                                                               ======

         Ratio of earnings to fixed charges............................................         1.82x
                                                                                                =====

Fixed charges..........................................................................        $136.4
Add dividends on preferred stock (divided by the ratio of net income
  to pretax income)....................................................................          35.4
                                                                                               ------

     Fixed charges plus preferred dividends............................................        $171.8
                                                                                               ======

     Adjusted earnings.................................................................        $248.8
                                                                                               ======

         Ratio of earnings to fixed charges and preferred dividends....................         1.45x
                                                                                                =====

--------------------

(a)  Interest portion of rental is estimated to be 33 percent.

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